UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer and Executive Vice President

On August 18, 2008, the Board of Directors of Cree, Inc. (the “Company”) appointed Steve Kelley, age 45, as an Executive Vice President and as Chief Operating Officer of the Company effective as of August 19, 2008.  The Company issued a press release regarding the appointment on August 19, 2008.  A copy of the press release is attached as Exhibit 99.1.  Mr. Kelley has served since 2003 as Vice President and General Manager of the Standard Linear and Logic Group of Texas Instruments Incorporated, a publicly-traded semiconductor supplier based in Dallas, Texas.  Mr. Kelley served as Senior Vice President and General Manager of Philips Semiconductors, a division of Royal Philips Electronics N.V., from 2002 to 2003, and held a series of other executive positions with Philips Semiconductors beginning in 1993.  He was previously employed by National Semiconductor Corporation, MX-COM, Inc., Fairchild Semiconductor International, Inc., and Motorola Semiconductor (now Freescale, Inc.).

In connection with Mr. Kelley’s employment with the Company, Mr. Kelley and the Company entered into an employment offer letter executed on August 8, 2008 (the “Offer Letter”), containing the following material terms:

•
Mr. Kelley will be paid an annual base salary of $350,000 and a sign-on bonus of $90,000 (plus certain tax gross-up amounts on the bonus).  The sign-on bonus is subject to repayment, less a pro rata amount for each full month worked, if he resigns or his employment is terminated for cause within 12 months.

•
Mr. Kelley will be eligible to participate in the Company’s Management Incentive Compensation Plan with an annual target award level equal to 60% of his base salary.  The actual amount of the incentive payment will depend on meeting objectives tied to quarterly (weighted at 40%) and annual (weighted at 60%) performance goals set in accordance with the plan document.  For the first two fiscal quarters in which he participates, his performance measurement against the individual component of his quarterly goals will be deemed to be 100% without regard to actual results.

•	Mr. Kelley will be granted an option to purchase 80,000 shares of the Company’s common stock and an award of 20,000 shares of restricted stock under the Company’s 2004 Long-Term Incentive Compensation Plan (the “Plan”). Both awards will be made on the first business day of the calendar month following the first day of his employment. The option will vest and become exercisable over a three-year period in equal installments on the anniversary of the grant date, subject to the condition that Mr. Kelley remain employed by the Company or a related “Employer” as defined in the Plan. If not sooner terminated, the option will expire seven years after the grant date. The exercise price of the option will be the last sales price reported for the regular trading session on the Nasdaq Stock Market on the grant date. The restricted stock award will vest over a five-year period in equal installments, beginning on September 1, 2009, subject to the condition that Mr. Kelley remain employed by the Company or a related Employer.  The Company filed a copy of the Plan as amended with the Commission on November 7, 2007 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  The Company filed forms of the Master Stock Option Award Agreement for Grants of Nonqualified Stock Options and Master Restricted Stock Award Agreement with the Commission on November 2, 2006 as Exhibits 10.4 and 10.5, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 24, 2006.

•
The Company will pay for certain costs in connection with Mr. Kelley’s relocation from Plano, Texas to North Carolina.  The Company will provide Mr. Kelley with temporary housing in North Carolina for up to one year and will also pay or reimburse other costs in accordance with the Company’s relocation policy for new hires.  In addition, the Company has agreed to reimburse Mr. Kelley for seller brokerage fees, seller paid closing costs, and/or any loss on sale in connection with the sale of his primary residence in Texas and reasonable and customary closing costs on the purchase of a primary residence in the vicinity of Research Triangle Park, North Carolina, up to a maximum amount of $75,000, and for travel costs for biweekly trips between Plano, Texas and North Carolina until the earlier of August 18, 2009, or the move of his family’s residence to North Carolina.  Mr. Kelley will receive certain tax gross-up payments with respect to the taxable relocation payments described above, and the relocation payments are subject to repayment, consistent with the terms of the Company’s relocation policy, if Mr. Kelley resigns or he is terminated for cause within 12 months after payment of such amount by the Company.

•
Mr. Kelley will be an at-will employee, meaning that he or the Company can terminate his employment at any time.  However, as soon as possible after his commencement date, he and the Company will enter into a Change in Control Agreement.  Such agreement will provide that if, within 12 months after a change in control, the Company terminates his employment without cause or he resigns for good reason, he will receive (i) continued payment of his base salary for 12 months following his termination, (ii) accelerated vesting of all unvested stock options and time-vested restricted stock awards, and (iii) a lump sum payment equal to 12 multiplied by the COBRA premium for him and his eligible dependents.   As a condition to the receipt of these severance benefits, Mr. Kelley must (i) sign and not revoke a separation agreement and release of claims and (ii) sign and continue to comply with noncompete, nonsolicitation, and nondisparagement obligations during the 12 months following termination of his employment.

•
Mr. Kelley will participate in the Company’s Severance Plan for officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”).  The Severance Plan provides that if the Company terminates the employment of a Section 16 Officer without cause or the Section 16 Officer resigns for good reason (other than in connection with a change of control), the Section 16 Officer will receive (i) continued payment of his/her base salary for 12 months following such termination, and (ii) a lump sum payment equal to 12 multiplied by the COBRA premium for him and his eligible dependents.  As a condition to the receipt of these severance benefits, Mr. Kelley must (i) sign and not revoke a separation agreement and release of claims and (ii) sign and continue to comply with noncompete, nonsolicitation, and nondisparagement obligations during the 12 months following termination of his employment.

•
Mr. Kelley has executed the Company's standard form of employee agreement regarding confidential information, intellectual property and noncompetition.  This agreement includes an undertaking by the employee not to perform the same or similar services in any capacity for, or own an equity interest in, a business that competes with the Company's business for a period of one year following any termination of employment.

The foregoing description of the Offer Letter is subject to and qualified in its entirety by the Offer Letter, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer Letter Agreement, executed August 8, 2008, between Cree, Inc. and Steve Kelley
99.1	Press Release, dated August 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date:  August 19, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Offer Letter Agreement, executed August 8, 2008, between Cree, Inc. and Steve Kelley
99.1	Press Release, dated August 19, 2008